UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     As previously announced, on December 4, 2012, Steven S. Fishman, the Chairman, Chief Executive Officer and President of Big Lots, Inc. (“we,” “us” or “our”), notified our Board of Directors (“Board”) that he intended to retire upon the appointment of his successor. As disclosed in our April 30, 2013 press release, the Board identified David J. Campisi as our new Chief Executive Officer and President, and the Company has appointed Mr. Campisi as our new Chief Executive Officer and President effective as of May 3, 2013. Accordingly, Mr. Fishman's retirement as our Chief Executive Officer and President will become effective with the appointment of Mr. Campisi on May 3, 2013. Mr. Fishman intends to continue serving as the Chairman of the Board through our Annual Meeting of Shareholders on May 30, 2013 (“Annual Meeting”). Following the Annual Meeting, Mr. Fishman intends to retire as Chairman of the Board, and the Board expects to appoint a non-executive Chairman from its current group of independent directors and also appoint Mr. Campisi to serve as a member of the Board. The Board believes that Mr. Campisi's extensive retail experience and prior service on other boards of directors make him well suited to join the Board.

(c)     As disclosed in our April 30, 2013 press release, the Board identified Mr. Campisi as our new Chief Executive Officer and President, with his appointment becoming effective on May 3, 2013. Prior to joining us, Mr. Campisi, 57, served as the Chairman and Chief Executive Officer of Respect Your Universe, Inc., an activewear company, since August 2012, having first been appointed to the company's board of directors in March 2012. Mr. Campisi also previously served as the Chairman, President and Chief Executive Officer of The Sports Authority, Inc., a sporting goods retailer, from March 2010 to August 2011, having first joined the company as President in November 2004. From February 2004 to October 2004, Mr. Campisi served as the Executive Vice President and General Merchandise Manager, Women's Apparel, Accessories, Intimates and Cosmetics of Kohl's Corporation, a department store retailer. Mr. Campisi also held various executive positions at Fred Meyer, Inc., a department store retailer and division of The Kroger Co., from 1996 to 2004, including Senior Vice President and Director of Apparel, Home and Electronics from 2001 to 2004, Senior Vice President and General Merchandise Manager, Apparel from 1997 to 2001, and Vice President and Divisional Merchandise Manager, Women's Apparel from 1996 to 1997. From 1987 to 1996, Mr. Campisi served as Vice President and Divisional Merchandise Manager, Women's Apparel at Meier and Frank, a department store retailer and division of The May Department Stores Company (which was subsequently acquired by Federated Department Stores, Inc.). In connection with his appointment as our Chief Executive Officer and President and his expected appointment to the Board, we entered into an employment agreement with Mr. Campisi on April 29, 2013. The terms of the employment agreement with Mr. Campisi are described in Item 5.02(e) below.

(d)     As discussed in Item 5.02(b) above, Mr. Fishman intends to continue as the Chairman of the Board through the Annual Meeting. Following the Annual Meeting, Mr. Fishman intends to retire as Chairman of the Board, and the Board expects to appoint a non-executive Chairman from its current group of independent directors and also appoint Mr. Campisi to serve as a member of the Board.

(e)     In connection with his appointment as our Chief Executive Officer and President and his expected appointment to the Board, we entered into an employment agreement with Mr. Campisi on April 29, 2013. On the same date, we also entered into newly amended and restated employment agreements with: (i) Lisa M. Bachmann, Executive Vice President, Chief Operating Officer; (ii) Joe R. Cooper, Executive Vice President and President, Big Lots Canada; (iii) Charles W. Haubiel II, Executive Vice President, Chief Administrative Officer; and (iv) John C. Martin, Executive Vice President, Chief Merchandising Officer. Each of the agreements with Ms. Bachmann, Mr. Cooper, Mr. Haubiel and Mr. Martin are the second amended and restated employment agreements, and replace their respective first amended and restated employment agreements entered into in December 2008. The employment agreement with Mr. Campisi and the second amended and restated employment agreements with Ms. Bachmann, Mr. Cooper, Mr. Haubiel and Mr. Martin are collectively referred to in this Form 8-K as the “Employment Agreements”. The terms of the Employment Agreements are substantially similar and described collectively in this Form 8-K except where their terms materially differ. The description of the Employment Agreements herein is qualified in its entirety by reference to the full text of the Employment Agreements with Mr. Campisi, Ms. Bachmann, Mr. Cooper, Mr. Haubiel and Mr. Martin, which are included with this Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively.

The Employment Agreements reflect further improvements in our governance and executive compensation practices, including the addition of a compensation clawback provision and the elimination of excise tax reimbursement payments. More specifically, each Employment Agreement provides that any compensation paid to the executive, whether pursuant to the Employment Agreement or any other agreement or arrangement between the executive and us, which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement).

In contrast to the former agreements with Ms. Bachmann, Mr. Cooper, Mr. Haubiel and Mr. Martin, the new Employment Agreements do not require us to reimburse the executives for the amount of any golden parachute excise tax imposed under Section 4999 of the Internal Revenue Code as the result of any payments received in connection with a change of control that constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. Under each Employment Agreement, if the payments to be received by the executive in connection with a change in control constitute “excess parachute payments,” the executive's payments and benefits will be reduced to the extent necessary to become one dollar less than the amount that would generate an excise tax liability unless the executive would be in a better net after-tax position without any such reduction, in which case payments and benefits will not be reduced.

The Employment Agreements are intended to assure us that we will have the dedication, undivided loyalty and objective advice and counsel from each executive, and require that each executive devote his or her full business time to our affairs. Each Employment Agreement includes several restrictive covenants that survive the termination of the executive's employment, including continuing cooperation (infinite), non-solicitation of employees and third parties with whom we have a business relationship (two years), confidentiality (infinite), non-disparagement (infinite) and non-competition (two years for Mr. Campisi and one year for the other executives, but reduced to six months for each executive following a change in control).

Under the terms of the Employment Agreements, each executive is entitled to receive at least the following salaries, which amounts are not subject to automatic increases and, except in the case of Mr. Campisi, reflect the salaries set by the Compensation Committee of the Board during its most recent review of executive compensation in March 2013: Mr. Campisi: $900,000; Ms. Bachmann: $625,000; Mr. Cooper: $580,000; Mr. Haubiel: $550,000; and Mr. Martin: $600,000. The terms of each Employment Agreement also establish the minimum payout percentages that may be set annually for the executive's target and stretch bonus levels (expressed as a percentage of the executive's salary). The minimum payout percentages set by the Employment Agreements for target and stretch bonuses, respectively, are 100% and 200% for Mr. Campisi and 60% and 120% for each of Ms. Bachmann, Mr. Cooper, Mr. Haubiel and Mr. Martin. Mr. Campisi's employment agreement provides that his bonus for our current fiscal year, if any, will be pro-rated based on the relative portion of the fiscal year during which he is employed with us. The Employment Agreements also reflect each executive's current position with us, as is set forth above, and Mr. Campisi's employment agreement stipulates that he will be appointed to the Board within six months of the effective date of his agreement.

Mr. Martin's employment agreement also provides that, in the event he remains continuously employed with us through May 3, 2014 or is involuntarily terminated without cause prior such date, we will pay him an amount in cash equal to the product of (i)(a) 25,000 minus (b) the number of shares of restricted stock which have vested as of such applicable date pursuant to our restricted stock award agreement with Mr. Martin, dated as of March 11, 2011, and (ii) the fair market value of our stock on such date.

Unless the executive and we mutually agree to amend or terminate his or her Employment Agreement, its terms will remain unchanged and it will remain effective as long as we employ the executive, except that Mr. Campisi's employment agreement provides for an initial two-year term, with automatic renewal for additional one-year terms upon the expiration of the initial term and any renewal term, unless either party gives notice of non-renewal to the other party. The consequences of termination of employment under the employment agreements depend on the circumstances of the termination.

Under each Employment Agreement, if the executive is terminated for cause or due to his or her voluntary resignation, we have no further obligation to pay any unearned compensation or to provide any future benefits to the executive. If terminated without cause, the executive would receive a lump sum payment equal to his or her then-current salary. Each executive would receive a lump sum payment equal to two times his or her respective salary if terminated in connection with a change in control during the “protection period” that is three months preceding and two years following the change in control. Additionally, each executive (i) is eligible (based on our achievement of at least the corporate performance amount corresponding to the threshold bonus level) to receive a prorated bonus for the fiscal year in which his or her termination is effective if he or she is terminated without cause or in connection with his or her death or disability, and (ii) will receive two times his or her stretch bonus if terminated in connection with a change in control during the protection period.

Each Employment Agreement also provides the executive the right to receive continued healthcare coverage for up to two years following a termination without cause or if terminated in connection with a change in control during the protection period, plus the amount necessary to reimburse him or her for the taxes he or she would be liable for as a result of such continued healthcare coverage. Additionally, if terminated without cause, Mr. Campisi is entitled to continue receiving an automobile or automobile allowance for two years, and the other executives are entitled to continue receiving an automobile or automobile allowance for one year.

If either of Mr. Campisi or Ms. Bachmann is constructively terminated by us (e.g., as the result of a material adverse modification in duties), each such executive's agreement entitles him or her, after we have an opportunity to cure, to resign and receive the same compensation, benefits and other payments that would otherwise be due if he or she were terminated involuntarily without cause or, in the case of Mr. Campisi and if applicable, if he were terminated in connection with a change in control during the protection period. In connection with Mr. Campisi's permanent relocation to the Columbus, Ohio area, his agreement requires that we provide him with relocation benefits in accordance with our policies for senior employees, which generally include reimbursement of expenses related to visits to the Columbus area to identify a permanent residence, temporary housing in advance of moving into a permanent residence in the Columbus area, household moving and storage costs, assistance in marketing his current residence, a guaranteed buyout of his current residence if a buyer is not identified within 60 days of the initial listing, and bonus on the sale of his current residence of up to 5% of the sales price of the current residence. If, within one year of the effective date of his agreement, he voluntarily terminates his employment (other than as a result of a constructive termination) or is terminated for cause, he is required to reimburse us for all payments made by us in connection with the provision of relocation benefits to him.

In connection with the commencement of his employment with us, Mr. Campisi will also receive: (i) 115,500 common shares underlying a non-qualified stock option award that vests equally over four years and expires seven years after the grant date; (ii) 37,800 common shares underlying a restricted stock award that vests if we achieve a threshold financial performance trigger and then we achieve a higher financial performance trigger, five years lapse, or Mr. Campisi dies or becomes disabled; and (iii) 37,800 common shares underlying a performance share units award that may be earned in one-third increments if the market price of our common shares appreciates, for a period of 20 consecutive trading days, to prices that are 110%, 120% and 130% of the grant date fair market value before his employment with us terminates or seven years lapse. The equity awards are each subject to the Big Lots 2012 Long-Term Incentive Plan. Additionally, the stock option award is subject to a Big Lots 2012 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement, the restricted stock award is subject to a Big Lots 2012 Long-Term Incentive Plan Restricted Stock Award Agreement, and the performance share units award is subject to the Big Lots 2012 Long-Term Incentive Plan Performance Share Units Award Agreement. This summary is qualified by reference to Exhibit 10.6, Exhibit 10.7, Exhibit 10.8 and Exhibit 10.9 to this Form 8-K.

The Board has determined that it is in our best interests for Mr. Fishman to continue providing services and expertise to us in a consulting capacity following his retirement and to ensure that he cannot perform services for a competi-tor. Accordingly, on April 29, 2013, we entered into a Retirement and Consulting Agreement (“RCA”) with Mr. Fishman to provide for Mr. Fishman's continued assistance and dedication and a smooth transition of leadership to Mr. Campisi. Mr. Fishman's retirement as our Chief Executive Officer and President will become effective on May 3, 2013, and he will immediately commence a three-year consulting period under the terms of the RCA. During the consulting period, Mr. Fishman is required to provide such services as are reasonably requested by the Board or Mr. Campisi, including assistance in the leadership transition and advising on matters of business strategy. Mr. Fishman shall, to the extent necessary, devote all available business time, best efforts and undivided attention to the consulting services and shall not engage in any other business activity, whether for gain, profit or other primary benefit (excluding serving on other boards and committees approved by us and making passive investments). The RCA also includes several restrictive covenants that become effective upon the commencement of the consulting period, including continuing cooperation (six years), non-solicitation of employees and third parties with whom we have a business relationship (three years), confidentiality (infinite), non-disparagement (infinite) and non-competition (three years but reduced to six months following a change in control). In exchange for his provision of the consulting services and the other covenants in the RCA, we will reimburse Mr. Fishman the reasonable expenses he incurs in the performance of the consulting services, pay him a monthly consulting fee of $77,777, permit him to continue to use the automobile we currently furnish to him, provide him with welfare benefits equivalent to his current welfare benefits and, subject to his execution of a general release of claims, permit him to be eligible to receive a special retainer equal to the amount, if any, that he would have otherwise been entitled to receive under our fiscal 2013 bonus program, without proration, pursuant to the same performance terms and conditions as were set by the Compensation Committee during its most recent annual review of executive compensation in March 2013. The consulting services shall also be considered continued provision of services for purposes of the nonqualified stock option award granted to Mr. Fishman on March 6, 2009, of which 307,510 common shares remain exercisable, but the termination of, or refusal to provide, the consulting services shall constitute a termination of employment for purposes of that award. Upon Mr. Fishman's death or disability or our termination of the RCA without cause, Mr. Fishman (or his estate) shall continue to receive the monthly consulting fee for the remainder of the consulting period and any earned but unpaid portion of the special retainer. If we terminate the RCA for cause or Mr. Fishman voluntarily terminates the RCA, our obligation to pay the monthly consulting fee and, to the extent previously unpaid, the special retainer shall immediately cease. In addition, if Mr. Fishman fails to resign from the Board following our Annual Meeting, our obligation to pay the monthly consulting fee and, to the extent previously unpaid, the special retainer shall immediately cease and Mr. Fishman will be required to repay to us the after-tax amounts of any consulting fees he received under the RCA. This summary is qualified in its entirety by reference to the full text of the RCA, which is included with this Form 8-K as Exhibit 10.10.

Item 8.01    Other Events.

Our April 30, 2013, press release announcing the appointment of Mr. Campisi as our new Chief Executive Officer and President is included with this Form 8-K as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibits marked with an asterisk (*) are furnished herewith.

	Exhibit No.	Description

	10.1*	Employment Agreement with David J. Campisi.

	10.2*	Second Amended and Restated Employment Agreement with Lisa M. Bachmann.

	10.3*	Second Amended and Restated Employment Agreement with Joe R. Cooper.

	10.4*	Second Amended and Restated Employment Agreement with Charles W. Haubiel II.

	10.5*	Second Amended and Restated Employment Agreement with John C. Martin.

	10.6	Big Lots 2012 Long-Term Incentive Plan (incorporated herein by reference to Exhibit 4.4 to our Form S-8 dated May 23, 2012).

	10.7	Form of Big Lots 2012 Long-Term Incentive Plan Non-Qualified Stock Option Award Agreement (incorporated herein by reference to Exhibit 10.2 to our Form 8-K dated May 23, 2012).

	10.8	Form of Big Lots 2012 Long-Term Incentive Plan Restricted Stock Award Agreement (incorporated herein by reference to Exhibit 10.3 to our Form 8-K dated May 23, 2012).

	10.9*	Form of Big Lots 2012 Long-Term Incentive Plan Performance Share Units Award Agreement.

	10.10*	Retirement and Consulting Agreement with Steven S. Fishman.

	99.1*	Big Lots, Inc. press release dated April 30, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: May 3, 2013	By:	/s/ Charles W. Haubiel II
Charles W. Haubiel II
Executive Vice President, Chief Administrative Officer